SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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F5 Networks
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 20, 2001

TO SHAREHOLDERS OF F5 NETWORKS, INC.:

     The Annual Meeting of shareholders of F5 Networks, Inc. (the “Company”) will be held on April 20, 2001 at 9:00 a.m. Pacific time at the W Hotel, 1112 Fourth Avenue, Seattle, Washington 98101 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect two Class 2 directors to hold office until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified;

2. To consider and vote upon a proposal to amend the F5 Networks, Inc. 1998 Equity Incentive Plan to increase the number of shares of common stock issuable under the Plan by an additional 2,000,000 shares; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on February 20, 2001 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors, Jeffrey S. Hussey Chair

Seattle, Washington
March 20, 2001

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the meeting, please complete, sign, date and mail promptly the accompanying proxy card in the enclosed return envelope, which requires no postage if mailed in the United States. This will ensure the presence of a quorum at the meeting. If you attend the meeting, you may vote in person if you wish to do so even if you have previously sent in your proxy card.

F5 NETWORKS, INC.
401 Elliott Avenue West
Seattle, WA 98119

PROXY STATEMENT
2000 ANNUAL MEETING OF SHAREHOLDERS

     F5 Networks, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on April 20, 2001, at 9:00 am, Pacific time at the W Hotel, 1112 Fourth Avenue, Seattle, Washington 98101, and at any adjournments thereof (the “Annual Meeting”). These materials are being mailed to shareholders on or about March 20, 2001.

     Only holders of the Company’s common stock (the “Common Stock”) as of the close of business on February 20, 2001 (the “Record Date”) are entitled to vote at the meeting. As of the Record Date, there were 21,931,322 shares of Common Stock outstanding.

     A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.

     Each shareholder of record is entitled to one vote at the Annual Meeting for each share of Common Stock held on the Record Date. Shareholders may vote their shares by using the proxy card enclosed with this Proxy Statement or by electronic proxy. All proxy cards received by the Company which are properly signed, and all electronic proxies that have not been revoked will be voted in accordance with their instructions. If a signed proxy card or electronic proxy is received which does not specify a vote or an abstention, the shares represented by that proxy card or electronic proxy will be voted for the nominees to the Board of Directors listed on the proxy card or electronic proxy and in this Proxy Statement and for approval of the proposed amendment to the Company’s 1998 Equity Incentive Plan (the “1998 Plan”). The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card or electronic proxy gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

     Under Washington law and the Company’s Second Amended and Restated Articles of Incorporation and Bylaws, if a quorum exists at the meeting, (a) the two nominees for director who receive the greatest number of votes cast will be elected to the Board of Directors and (b) the proposal to amend the 1998 Plan to increase the number of shares of Common Stock reserved for issuance under the Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions and broker non-votes will have no impact on the election of directors since they have not been cast in favor of or against any nominee, nor will they have any effect on the proposal to amend the 1998 Plan, since approval of this proposal is based solely on the number of votes actually cast.

     A shareholder may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Corporate Secretary of the Company at 401 Elliott Avenue West, Seattle, Washington 98119 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the shareholder actually votes in person at the meeting.

The proxy card accompanying this Proxy Statement and the electronic proxies are solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to mail or electronic solicitation, officers, directors, and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will pay brokers, banks and other fiduciaries that hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

BOARD OF DIRECTORS

     The Board of Directors of the Company currently consists of five directors divided into three classes. Currently, the Class I directors are Karl D. Guelich and Keith D. Grinstein; the Class II directors are Alan J. Higginson and John McAdam; and the Class III directors are Carlton G. Amdahl, who has resigned from the Board effective May 15, 2001, and Jeffrey S. Hussey. Mr. McAdam joined the Board in July 2000, when the Board of Directors increased the size of the Board by one member and appointed Mr. McAdam to fill the Class II director vacancy created by such increase. At the Annual Meeting, the shareholders will vote on the election of two Class II directors to serve for three-year terms until the annual meeting of shareholders in 2004 and until their successors are elected and qualified. At present, the Class III directors will hold office until the Company’s 2002 annual meeting and the Class I directors will hold office until the Company’s 2003 annual meeting. All directors will hold office until the annual meeting of shareholders at which their terms expire and the election and qualification of their successors.

Compensation of Directors

     Directors currently receive no cash compensation from the Company for their services as members of the Board of Directors. They are reimbursed for certain expenses in connection with attending board and committee meetings. During fiscal 2000, eligible non-employee directors received automatic option grants under the Company’s 1999 Non-Employee Directors’ Option Plan with an exercise price equal to the fair market value of the Common Stock on the date of grant. These options were fully vested and exercisable on the date of grant. In February 2000, Mr. Guelich was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $103.94 per share under this plan. In December 1999, Mr. Grinstein was granted an option to purchase 5,000 shares of common stock at an exercise price of $118.50 per share under this plan. In December, 1999, Mr. Grinstein was also granted an option to purchase 5,000 shares of Common Stock at an exercise price of $118.50 and in April 2000 was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $56.44 under the Company’s 1998 Equity Incentive plan (the “1998 Plan”). In February 2000 Mr. Guelich was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $103.94 per share under the 1998 Plan and Mr. Higginson was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $103.94 under the 1998 Plan.

     Beginning in 2001, non-employee directors will receive 15,000 options to purchase Common Stock upon their initial appointment to the Board. These options vest annually over three years from the grant date. In addition, all non-employee directors who serve on a board committee and who have been on the board for at least six months will receive 7,500 options in January and 7,500 options the following June of each year. These options will be fully vested upon grant, and will have an exercise price equal to the closing price of the Company stock on the grant date.

Committees of the Board

     The Board has standing Audit and Compensation Committees.

     The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. A copy of the Audit Committee charter is included in this proxy statement as Appendix A. Pursuant to the charter, the function of the Audit Committee is:

• Recommend to the Board of Directors the selection of the independent auditor;

• Evaluate periodic reports that the independent auditor submits to the audit committee regarding the auditor’s independence;

• Meet with management and the independent auditor to review and discuss the annual financial statements and the report of the independent auditor thereon;

• Discuss with management and the auditors the significant issues encountered in the course of the audit work including restrictions on the scope of activities, access to information or the adequacy of internal controls.

     The members of the Audit Committee are Messrs. Guelich, Higginson and Grinstein. Each member of the Audit Committee satisfies the independence and financial literacy requirements of the rules of the NASDAQ Stock Market.

     The Compensation Committee’s function is to review and recommend to the Company’s Board of Directors, the compensation and benefits of all officers of the Company and establish and review general policies relating to compensation and benefits for all employees. The Compensation Committee consists of Messrs. Guelich, Higginson and Grinstein.

     The Board of Directors does not have a standing nominating committee. The Board of Directors will consider written proposals from shareholders for nominees for directors which are submitted to the Secretary of the Company in accordance with the procedures contained in this Proxy Statement under the caption, “Shareholder Proposals for 2001 Annual Meeting” below.

Meetings of the Board and Committees

     The Company’s Board of Directors met or acted by unanimous written consent 7 times during fiscal 2000. The Audit Committee met 6 times and the Compensation Committee met or acted by unanimous written consent 3 times during fiscal 2000. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on either the Audit or Compensation Committees attended at least 75% of the committee meetings.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee during fiscal 2000 were Messrs. Guelich, Higginson, and Grinstein. None of the Company’s executive officers served during fiscal 2000 as a member of the board of directors or compensation committee of any entity that has had one or more executive officers which served as a member of the Company’s Board of Directors or Compensation Committee.

Report of the Audit Committee

To the Board of Directors of F5 Networks, Inc.:

     We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended September 30, 2000. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

     Audit Committee

     Karl Guelich, Chair
     Alan J. Higginson
     Keith D. Grinstein

Nominees and Continuing Directors

     The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

     Jeffrey S. Hussey co-founded F5 in February 1996 and has been our Chairman since that time. He has served as our Chief Strategist since July 2000. From February 1996 to July 2000, Mr. Hussey served as our Chief Executive Officer and President. From February 1996 to March 1999, Mr. Hussey also served as our Treasurer. From June 1995 to February 1996, Mr. Hussey served as Vice President of Alexander Hutton Capital L.L.C., an investment banking firm. From September 1993 to July 1995, Mr. Hussey served as President of Pacific Comlink, an inter-exchange carrier providing frame relay and Internet access services to the Pacific Rim, which he founded in September 1993. Mr. Hussey holds a B.A. in Finance from Seattle Pacific University and an M.B.A. from the University of Washington.

     John McAdam has served as our President, Chief Executive Officer and a director since July 2000. Prior to joining F5 Networks, Mr. McAdam served as General Manager of the Web server sales business at IBM. From January 1995 until August 1999, Mr. McAdam served as the President and Chief Operating Officer of Sequent Computer Systems, Inc., a manufacturer of high-end open systems, which was sold to IBM in September 1999. Mr. McAdam holds a B.Sc. in Computer Science from the University of Glasgow, Scotland.

     Carlton G. Amdahl has served as our Chief Technical Officer since February 2000, and as a Director since May 1998. Mr. Amdahl has operated Amdahl Associates, an independent consulting firm specializing in technology management, product strategy and system architecture since January 1996. Mr. Amdahl has served as a Director of Network Caching Technology LLC since February 1999. From 1985 to January 1996, Mr. Amdahl served as Chairman of the Board of Directors and Chief Technical Officer of NetFRAME Systems, a high performance network server company, which he founded in 1985. Mr. Amdahl is a Stanford University Sloan Fellow and holds a B.S. degree in Electrical Engineering and Computer Science from the University of California, Berkeley, and an M.S. in Management from Stanford University. Mr. Amdahl is resigning from the Board effective May 15, 2001.

     Alan J. Higginson has served as one of our directors since May 1996. From November 1995 to November 1998, Mr. Higginson served as President of Atrieva Corporation, a provider of advanced data backup and retrieval technology. From May 1990 to November 1995, Mr. Higginson served as Executive Vice President of Worldwide Sales and Marketing for Sierra On-line, a developer of multimedia software for the home personal computer market. From May 1990 to November 1995, Mr. Higginson served as President of Sierra On-line's Bright Star division, a developer of educational software. Mr. Higginson holds a B.S. in Commerce and an M.B.A. from the University of Santa Clara.

     Karl D. Guelich has served as one of our directors since June 1999. Mr. Guelich has been in private practice as a certified public accountant since his retirement from Ernst & Young in 1993, where he served as the Area Managing Partner for the Pacific Northwest offices headquartered in Seattle from October 1986 to November 1992. Mr. Guelich holds a B.S. degree in Accounting from Arizona State University.

     Keith D. Grinstein has served as one of our directors since December 1999. Mr. Grinstein has been the Vice Chairman of Nextel International, Inc. since September 1999. From January 1996 to February 1999, Mr. Grinstein served as President, Chief Executive Officer and as a director of Nextel International, Inc. From January 1991 to December 1995, Mr. Grinstein was President and Chief Executive Officer of the aviation communications division of AT&T Wireless Services, Inc. Mr. Grinstein had a number of positions at McCaw Cellular and its subsidiaries, include Vice President, General Counsel and Secretary of LIN Broadcasting Company, a subsidiary of McCaw Cellular, and Vice President and Assistant General Counsel of McCaw Cellular. He is currently on the board of directors for the Ackerley Group, a media and entertainment company. Mr. Grinstein received a BA from Yale University and a JD from Georgetown University.

     There are no family relationships among any of the Company’s directors or executive officers.

AUDITORS

     The independent accounting firm of PricewaterhouseCoopers LLP has acted as the Company’s auditor since inception and has been selected as the auditor for the current year. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the year 2000 and reviews of the financial statements included in the Company’s Forms 10-Q for the year 2000 were $119,000.

Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP provided no professional services of this nature to the Company in the year 2000.

All Other Fees

     The aggregate fees billed for services rendered to the Company by PricewaterhouseCoopers LLP, other than fees for audit services, for the year 2000 were $85,400.

PROPOSAL 1: ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will vote on the election of two Class II directors to serve for three-year terms until the annual meeting of shareholders in 2004 and until their successors are elected and qualified. The Board of Directors has unanimously nominated Alan J. Higginson and John McAdam for election to the Board of Directors as Class II directors. The nominees have indicated that they are willing and able to serve as directors. If either nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting. The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Shareholders do not have cumulative voting rights in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF BOTH NOMINEES.

     Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards or electronic ballots for the election of Messrs. Higginson and McAdam.

PROPOSAL 2: AMENDMENT TO THE 1998 EQUITY INCENTIVE PLAN

     At the Annual Meeting, the shareholders of the Company will be asked to approve an amendment to the 1998 Equity Incentive Plan (the “1998 Plan”) which, if approved, will increase the number of shares of Common Stock available for purchase under the 1998 Plan by 2,000,000 shares, to an aggregate of 5,300,000 shares. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company represented and voting at the Annual Meeting is required to adopt the amendment to the 1998 Plan.

     The Board of Directors believes that the 1998 Plan has contributed to strengthening the incentive of participating employees to achieve the objectives of the Company and its shareholders by encouraging employees to acquire a greater proprietary interest in the Company. The Board of Directors believes that additional shares must be reserved for use under the 1998 Plan to enable the Company to attract and retain key employees through the granting of options under the 1998 Plan. The proposed increase in the number of shares under the 1998 Plan is not required or intended to cover awards previously made under the 1998 Plan. As such, no new plan benefits have been granted to date, and future awards under the 1998 Plan are not yet determinable.

Description of the 1998 Plan

     The following description of the 1998 Plan is a summary and so is qualified by reference to the complete text of the 1998 Plan, which is available through EDGAR or upon request of the Company.

     General. The 1998 Plan provides for grants of incentive stock options (“ISOs”) that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to employees, including officers, of F5 Networks or any affiliate of F5 Networks, and nonstatutory stock options (“NSOs”), restricted stock purchase awards (“Restricted Stock Awards”), and stock bonuses to employees, including officers, or directors of and consultants to F5 Networks or any affiliate of F5 Networks. As of December 11, 2000, the Company had approximately 550 employees, 3 non-employee directors and 18 consultants who would be eligible to participate in the 1998 Plan.

     The 1998 Plan was adopted by the Board of Directors on October 22, 1998 and the Company’s shareholders approved it on November 12, 1998. Initially, 800,000 shares were reserved for issuance under the 1998 Plan. In April 1999, 1,500,000 shares were reserved for issuance under the 1998 Plan, which increase was approved by shareholders in May 1999. On November 9, 1999, 1,000,000 shares were reserved for issuance under the plan, which increase was approved by the shareholders on February 17, 2000.

     As of February 20, 2001, the Company had issued 385,296 shares upon the exercise of options granted under the 1998 Plan and options to purchase 2,486,744 shares were outstanding with 427,960 shares reserved for future grants or purchases under the 1998 Plan. The 1998 Plan will terminate on October 21, 2008, unless terminated sooner by the Board. Shares subject to stock awards that have lapsed or terminated, without having been exercised in full, may again become available for the grant of awards under the 1998 Plan.

     The Board of Directors or a committee appointed by the Board administers the 1998 Plan. The Board of Directors has the authority to determine which recipients and what types of awards are to be granted, including the exercise price, number of shares subject to the award and the exercisability of the awards. Any award may be granted either alone or in tandem with other awards.

     Options. Options granted under the 1998 Plan may be ISOs or NSOs. The term of a stock option granted under the 1998 Plan generally may not exceed 10 years. The Board of Directors determines the exercise price of options granted under the 1998 Plan. However, in the case of an ISO, the exercise price cannot be less than 100% of the fair market value of the Company’s Common Stock on the date of grant and, in the case of an NSO, the exercise price cannot be less than 50% of the fair market value of the Company’s Common Stock on the date of grant. Options granted under the 1998 Plan vest at the rate specified in the option agreement.

     Except as expressly provided by the terms of an NSO agreement, an optionee may not transfer options other than by will or the laws of descent or distribution, provided that an optionee may designate a beneficiary who may exercise the option following the optionee’s death. An optionee whose relationship with the Company or any related corporation ceases for any reason, except by death or permanent and total disability, generally may exercise vested options up to three months following cessation. Vested options may generally be exercised for up to 12 months after an optionee’s relationship with F5 Networks or any affiliate of F5 Networks ceases due to disability and for generally up to 18 months after the relationship with F5 Networks or any affiliate of F5 Networks ceases due to death. However, options may terminate or expire sooner or later as may be determined by the Board of Directors and set forth in the option agreement.

     No ISO may be granted to any person who, at the time of the grant, owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of F5 Networks or any affiliate of F5 Networks, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of the Company’s Common Stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year under the 1998 Plan and all other stock plans of the Company and its affiliates may not exceed $100,000. The options, or portions of the options, which exceed this limit are treated as NSOs.

     No person may be granted options under the 1998 Plan covering an aggregate of more than 200,000 shares of Common Stock in any calendar year. The Company believes that with this limitation and other provisions of the 1998 Plan, options granted under the 1998 Plan that have an exercise price equal to or greater than the fair market value of the stock subject to the option on the date of grant will generate “qualified performance-based compensation” within the meaning of section 162(m) of the Internal Revenue Code and will therefore not be subject to the $1,000,000 cap on deductibility for federal income tax purposes of certain compensation payments in excess of $1,000,000. See “Certain Federal Income Tax Consequences” below.

     Restricted Stock Awards and Stock Bonuses. Restricted Stock Awards granted under the 1998 Plan may be granted pursuant to a repurchase option in the Company’s favor in accordance with a vesting schedule determined by the Board. The purchase price of these awards will be at least 50% of the fair market value of the Company’s Common Stock on the date of grant. Stock bonuses may be awarded in consideration for past services. Rights under a stock bonus or restricted stock purchase agreement may not be transferred other than by will or by the laws of descent and distribution unless the stock bonus or restricted stock purchase agreement specifically provides for transferability.

     Change of control provisions. Upon certain changes in control of the Company as provided under the 1998 Plan, the surviving entity will either assume or substitute all outstanding stock awards under the 1998 Plan. If the surviving entity determines not to assume or substitute these awards, then with respect to persons whose service with F5 Networks or an affiliate of F5 Networks has not terminated before the change in control, the vesting of 50% of these stock awards (and the time during which these awards may be exercised) will accelerate and the awards terminated if not exercised before the change in control.

Certain Federal Income Tax Consequences

     THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT, OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

Incentive Stock Options

     Awards and Exercise of Options. ISOs are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). The recipient of an Option (the “Optionee”) does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the Option exercise price (the “Option Spread”) is includable in the Optionee’s “alternative minimum taxable income” (“AMTI”) for purposes of the alternative minimum tax (“AMT”). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a “substantial risk of forfeiture” (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, any limitations on resale of shares imposed under Section 16(b) of the Exchange Act). In addition, when stock is acquired subject to a “substantial risk of forfeiture”, an Optionee’s holding period for purposes of determining whether any capital gain or loss on sale is long-term will generally not begin until the restriction lapses or the Optionee files an election under Section 83(b) of the Code (a “Section 83(b) Election”).

     Sale of Option Shares. If an Optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date such shares were transferred to the Optionee, any gain from a sale of the shares other than to the Company should be taxable as capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an Optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a “Disqualifying Disposition”), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is considered capital gain. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is “not essentially equivalent to a dividend” within the meaning of the Code.

     Exercise With Stock. If an Optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan (“statutory option stock”), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously-owned stock is used to exercise an ISO.

Nonqualified Stock Options

     Award and Exercises of Options. An Optionee is not taxable upon the award of a NSO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a “substantial risk of forfeiture.” If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the Optionee files a Section 83(b) Election with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Optionee’s tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long-term or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the Optionee will not be taxable upon exercise, but instead will have ordinary income, on the date the stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the difference between the amount paid for the shares under the Option and their fair market value on such date; in addition, the Optionee’s holding period will begin on that date.

     Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes “supplemental wages” subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

     Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under an NSO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee’s tax basis in the shares, which will be long-term gain or loss if the employee’s holding period in the shares is more than one year. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is “not essentially equivalent to a dividend” within the meaning of the Code.

     Exercise with Stock. If an Optionee tenders Common Stock (other than statutory option stock — see above) to pay all or part of the exercise price of an NSO, the Optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the Optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

     If the surrendered shares are statutory option stock as described above under “Incentive Stock Options”, with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a “disqualifying disposition” of the surrendered stock.

Section 162(m) Limitations

     Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated executive officers in any year after 1993. Under current regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. One such requirement is that the plan must state the maximum number of shares with respect to which option may be granted to any employee during a specified period. Accordingly, the 1998 Plan provides that no participant, with certain exceptions, may be granted options to acquire more than 200,000 shares in any year.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL.

     Unless instructed otherwise, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards or electronic ballots for this proposal.

OTHER MATTERS

     Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     The Company’s Bylaws provide that advance notice of a shareholder’s proposal must be delivered to or mailed and received at the Company’s principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Company fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Each shareholder’s notice must contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (C) the class and number of shares of the Company which are beneficially owned by the shareholder, (D) any material interest of the shareholder in such business and (E) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such shareholder’s capacity as a proponent of a shareholder proposal.

     A copy of the full text of the provisions of the Company’s Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

     Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2002 Annual Meeting must submit the proposal to the Company no later than September 19, 2001. Shareholders who intend to present a proposal at the 2002 Annual Meeting without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than November 19, 2001. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By Order of the Board of Directors, Joann Reiter Vice President, General Counsel and Secretary

Appendix A

F5 Networks, Inc.
Amended and Restated Charter of the Audit Committee

     The Amended and Restated Charter of the Company's Audit Committee is as follows:

Purposes:

     The purposes of the audit committee are to:

     Monitor the integrity of the financial statements of the company.

     Oversee the independence of the company’s independent auditor.

     Recommend to the board of directors the selection of the independent auditor, evaluate the independent auditor and, where appropriate, recommend the replacement of the independent auditor; it being understood that the independent auditor is ultimately accountable to the board of directors and the audit committee, and that the board of directors and the audit committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to propose the independent auditor for stockholder approval).

Composition:

     The audit committee shall be composed of three or more directors, as determined by the board of directors, each of whom shall meet the independence and financial literacy requirements of the NASDAQ, and at least one of whom shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     Unless the board of directors designates a chair, the committee members may appoint their own chair by majority vote.

Responsibilities:

     Recommend to the board of directors the selection of the independent auditor, which shall ultimately be accountable to the audit committee and the board of directors.

     Evaluate periodic reports that the independent auditor submits to the audit committee regarding the auditor’s independence, discuss such reports with the auditor and, if so determined by the audit committee in response to such reports, recommend that the board of directors take appropriate action to oversee the independence of the independent auditor.

     Meet with management and the independent auditor to review and discuss the annual financial statements and the report of the independent auditor thereon and, to the extent the independent auditor or management brings any such matters to the attention of the audit committee, to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information or the adequacy of internal controls.

     Review the management letter delivered by the independent auditor in connection with the audit.

     Following such reviews and discussions, if so determined by the audit committee, recommend to the board of directors that the annual financial statements be included in the company’s annual report.

     Meet quarterly with management and the independent auditor to review and discuss the quarterly financial statements; provided that this responsibility may be delegated to the chairman of the audit committee.

     Meet at least once each year in separate executive sessions with management and the independent auditor to discuss matters that the committee or either of these groups believes could significantly affect the financial statements and should be discussed privately.

     Have such meetings with management as the audit committee deems appropriate to discuss significant financial risk exposures facing the company, and steps management has taken to monitor and control such exposures.

     Review significant changes to the company’s accounting principles and practices proposed by the independent auditor or management.

     Evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend to the board of directors replacement of the independent auditor.

     At the request of company counsel, review with company counsel legal and regulatory matters that may have a significant impact on the company’s financial statements, compliance policies or programs.

     Conduct or authorize such inquiries into matters within the committee’s scope of responsibility as the committee deems appropriate. The committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

     Provide minutes of audit committee meetings to the board of directors, and report to the board of directors on any significant matters arising from the committee’s work.

     At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the board of directors.

     Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company’s annual proxy statement.

     It is not the responsibility of the audit committee to plan or conduct audits, or to determine whether the company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles. It is not the responsibility of the audit committee to conduct inquiries, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws, regulations or company compliance policies or programs.

C/O PROXY SERVICES P.O. BOX 9141 FARMINGDALE, NY 11735	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to F5 Networks, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

F5 NETWORKS, INC.

Vote On Directors

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

1.	01) Alan J. Higginson	02) John McAdam	0	0	0	———————————————————

Vote On Proposal						For	Against	Abstain

2.	APPROVAL OF AMENDMENT TO 1998 EQUITY INCENTIVE PLAN.					0	0	0

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

———————————————————— Signature [PLEASE SIGN WITHIN BOX] Date	—————————————————— Signature (Joint Owners) Date

F5 NETWORKS, INC.
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
ON APRIL 20, 2001 FOR HOLDERS AS OF 2/20/01

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey S. Hussey and John McAdam or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of F5 Networks, Inc. (the “Company”) to be held on April 20, 2001 at 9:00 a.m., Pacific Time, at the W Hotel, 1112 4th Avenue, Seattle, WA 98101, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

Please date, sign and mail your proxy card back as soon as possible!

(TO BE SIGNED ON REVERSE SIDE)